As filed with the Securities and Exchange Commission on November 7, 2013.

Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CHESAPEAKE ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Oklahoma (State or Other Jurisdiction of Incorporation or Organization)	73-1395733 (I.R.S. Employer Identification No.)
6100 North Western Avenue Oklahoma City, Oklahoma (Address of Principal Executive Offices)	73118 (Zip Code)

CHESAPEAKE ENERGY CORPORATION
SAVINGS AND INCENTIVE STOCK BONUS PLAN
(Full Title of the Plan)

James R. Webb
Senior Vice President – General Counsel
and Corporate Secretary
Chesapeake Energy Corporation
6100 North Western Avenue
Oklahoma City, Oklahoma 73118
(Name and Address of Agent For Service)
Copies to: Connie S. Stamets, Esq. Bracewell & Giuliani LLP 1445 Ross Avenue, Suite 3800 Dallas, Texas 75202-2711
(405) 848-8000 (Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, $.01 par value per share	3,000,000	$27.30	$81,900,000	$10,549
(1)
This Registration Statement covers 3,000,000 shares under the Chesapeake Energy Corporation Savings and Incentive Stock Bonus Plan (the "Plan").  Pursuant to Rule 416(c), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

(2)
Calculated pursuant to paragraphs (c) and (h) of Rule 457, based on the average of the high and low prices of the common stock of Chesapeake Energy Corporation reported on the New York Stock Exchange on November 6, 2013.

EXPLANATORY NOTE

By this registration statement, Chesapeake Energy Corporation (the "Company") is registering an additional 3,000,000 shares of its common stock, $.01 par value.  The shares registered hereunder are issuable pursuant to the Chesapeake Energy Corporation Savings and Incentive Stock Bonus Plan (the "Plan").  The Company has previously filed registration statements relating to plan interests and 4,560,000 shares of its common stock issuable under the Plan (SEC File Nos. 333-07255, 333-30324, 333-118312 and 333-157504 filed on January 28, 1996, February 14, 2000, August 17, 2004 and February 25, 2009, respectively).  The contents of these prior registration statements are incorporated by reference into this registration statement pursuant to General Instruction E of Form S-8.

SIGNATURES

THE REGISTRANT.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma on November 7, 2013.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ ROBERT D. LAWLER
Robert D. Lawler
Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 7, 2013.

SIGNATURE	TITLE

/s/ ROBERT D. LAWLER	Chief Executive Officer and Director
Robert D. Lawler	(Principal Executive Officer)

/s/ DOMENIC J. DELL'OSSO, JR.	Executive Vice President and
Domenic J. Dell'Osso, Jr.	Chief Financial Officer
(Principal Financial Officer)

/s/ MICHAEL A. JOHNSON	Senior Vice President - Accounting,
Michael A. Johnson	Controller and Chief Accounting Officer
(Principal Accounting Officer)

/s/ ARCHIE W. DUNHAM	Chairman of the Board
Archie W. Dunham

/s/ BOB G. ALEXANDER	Director
Bob G. Alexander

/s/ VINCENT J. INTRIERI	Director
Vincent J. Intrieri

/s/ R. BRAD MARTIN	Director
R. Brad Martin

/s/ MERRILL A. MILLER, JR.	Director
Merrill A. Miller, Jr.

/s/ FREDERIC M. POSES	Director
Frederic M. Poses

/s/ LOUIS A. RASPINO	Director
Louis A. Raspino

/s/ THOMAS L. RYAN	Director
Thomas L. Ryan

THE PLAN.  Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Oklahoma City, State of Oklahoma, on November 7, 2013.

CHESAPEAKE ENERGY CORPORATION
SAVINGS AND INCENTIVE STOCK BONUS PLAN

By:	CHESAPEAKE ENERGY CORPORATION

	By:	/s/ JAMES R. WEBB
James R. Webb
Senior Vice President - General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Chesapeake Energy Corporation Savings and Incentive Stock Bonus Plan

23.1	Consent of PricewaterhouseCoopers, LLP

23.2	Consent of Netherland, Sewell & Associates, Inc.

23.3	Consent of PetroTechnical Services, Division of Schlumberger Technology Corporation

23.4	Consent of Ryder Scott Company, L.P.